UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2005

COST-U-LESS, INC.
 (Exact name of registrant as specified in its charter)

WASHINGTON	0-24543	91-1615590
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3633 136th Place SE, Suite 110
Bellevue, Washington 98006

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (425) 945-0213

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On February 3, 2005, Cost-U-Less, Inc. entered into a lease agreement with Haleck Enterprises Incorporated to continue leasing the building and land located in Ottoville, American Samoa, where it currently operates a store. Under the terms of the lease agreement, Cost-U-Less has agreed to pay rent as follows:

  From March 1, 2005, to February 28, 2007, one dollar and 30/100 dollars ($1.30) per square foot per month;

  From March 1, 2007, to February 28, 2010, one dollar and 35/100 dollars ($1.35) per square foot per month;

  From March 1, 2010, to February 28, 2012, one dollar and 37/100 dollars ($1.37) per square foot per month;

  From March 1, 2012, to February 28, 2015, one dollar and 40/100 dollars ($1.40) per square foot per month.

     The term of the lease is for ten (10) years and commences on March 1, 2005, subject to one option to extend the term of the lease for five (5) years. The lease is subject to automatic termination upon the expiration of the lease term or any extension to the lease term. A copy of the lease agreement is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

99.1	Lease Agreement between Haleck Enterprises Incorporated and Cost-U-Less, Inc. dated February 3, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cost-U-Less, Inc.

February 9, 2005	By:	/s/ Martin P. Moore

Martin P. Moore, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Lease Agreement between Haleck Enterprises Incorporated and Cost-U-Less, Inc. dated February 3, 2005